Exhibit 99.1
Credit Acceptance
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE
FOR IMMEDIATE RELEASE
Date: October 28, 2025

Investor Relations: Jay Brinkley
Senior Vice President & Treasurer
(248) 353-2700 Ext. 6739
IR@creditacceptance.com

Nasdaq Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES CEO TRANSITION:
KENNETH S. BOOTH TO RETIRE AS CEO; VINAYAK R. HEGDE APPOINTED AS NEXT CEO

Southfield, Michigan – October 28, 2025 – Credit Acceptance Corporation (Nasdaq: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) today announced that Kenneth S. Booth, Chief Executive Officer and President and a member of the Company’s Board of Directors, will retire as of January 31, 2026. Mr. Booth will remain a member of the Company’s Board of Directors. The Board of Directors has unanimously elected and appointed Vinayak R. Hegde as the Company’s next Chief Executive Officer and President, effective November 13, 2025. As of this date, Mr. Booth will transition to Executive Board Member.

Mr. Hegde currently serves on the Company’s Board of Directors, where he has been an active strategic partner to the leadership team for the past four years. He brings a strong history of innovation, digital transformation, and customer-focused growth across multiple industries, including technology, e-commerce, and consumer services. Most recently, Mr. Hegde served as Consumer Chief Marketing Officer at T-Mobile US, Inc., where he led marketing, revenue, and digital transformation for the company’s consumer business.

“Serving as CEO of Credit Acceptance has been the honor of my career,” said Ken Booth. “My decision to retire wasn’t easy, and I’m incredibly proud of everything we’ve accomplished together. We’ve built a company grounded in purpose, performance, and care for our people. As I prepare for the next chapter in my life, I’m confident that the company is in great hands with Vinayak, and I look forward to continuing to support our mission as a member of the Board.”

During his tenure, Mr. Booth led Credit Acceptance through significant periods of change, growth, and modernization, strengthening the organization’s culture of excellence and setting a solid foundation for its future.

“On behalf of the Board, I want to thank Ken for his exceptional leadership and deep commitment to our people and our mission,” said Tom Tryforos, Chair of the Board of Directors. “Under Ken’s leadership we have made great strides in technology, product, marketing, customer obsession, and process improvements that position Credit Acceptance for continued success. We are grateful for his many contributions and pleased he will continue to support the Company as a member of our Board.”

Mr. Hegde brings an outstanding mix of experience in marketing, engineering, and product leadership. Prior to T-Mobile, he served as President of Wheels Up Experience Inc., a leading private aviation platform, and held senior leadership roles at Airbnb and Groupon. Earlier in his career, he spent more than 12 years at Amazon, contributing significantly to the company’s growth in e-commerce and the Prime ecosystem.

“I’m honored to step into the CEO role and build on the strong foundation Ken and the team have created,” said Vinayak Hegde. “I’ve seen firsthand the passion, talent, and resilience of this organization. Together, we’ll continue to innovate, deliver for our customers and partners, and create long-term value for our stakeholders.”

About Credit Acceptance
We make vehicle ownership possible by providing innovative financing solutions that enable automobile dealers to sell vehicles to consumers regardless of their credit history. Our financing programs are offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our financing programs, but who actually end up qualifying for traditional financing.

Without our financing programs, consumers are often unable to purchase vehicles, or they purchase unreliable ones. Further, as we report to the three national credit reporting agencies, an important ancillary benefit of our programs is that we provide consumers with an opportunity to improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Nasdaq Stock Market under the symbol CACC. For more information, visit creditacceptance.com.

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